MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED STOCK UNITS
GRANTED UNDER THE
2014 EQUITY INCENTIVE PLAN

Date of Grant ("Date of Grant"):
In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. 2014 Equity Incentive Plan (the "Plan") and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the "Company"), hereby grants to the employee participant named below (the "Participant") the number of Restricted Stock Units set forth below:
Participant:
Number of Restricted Stock Units Awarded:
NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.	Definitions. Unless otherwise defined in this Agreement, defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

2.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.
Issuance of Restricted Stock Units. Pursuant to action of the Board of Directors of the Company, as of the Date of Grant, the Company awards to the Participant the number of Restricted Stock Units identified above; provided, however, that the Restricted Stock Units hereby awarded are nontransferable by the Participant during the Vesting Period (defined below in Section 5). The Restricted Stock Units are being issued by the Company to the Participant as a Restricted Stock Unit award pursuant to the terms and provisions of the Plan, a true copy of which is attached hereto as Exhibit A and incorporated herein by reference.

4.
Issuance of Shares of Stock. Subject to the provisions of Section 8 below, the Company shall issue to the Participant a number of whole shares of Stock equal to the number of vested Restricted Stock Units then held by the Participant rounded down to the nearest whole number, on a date (the "Settlement Date") within thirty (30) days following the date a Restricted Stock Unit becomes vested. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 8 or any applicable law, rule or regulation. On the Settlement Date, the Company may pay to the Participant cash in lieu of any fractional share of Stock represented by a fractional Restricted Stock Unit subject to this Agreement in an amount equal to the Fair Market Value of such fractional share of Stock on the date the Restricted Stock Unit becomes vested.

Notwithstanding any other provision of this Agreement, or provisions of other compensation and benefits plans of the Company, any payments due under this Agreement upon or in connection with a termination of the Participant's employment that are subject to the provisions of Section 409A of the Code shall be deferred and paid (or commence, as the case may be) until the first day on which such payments may be made without subjecting the Participant to taxation pursuant to the provisions of Section 409A of the Code.

5.
Vesting of Restricted Stock Units. Subject to the provisions of the Plan, the Restricted Stock Units shall vest in the Participant upon the Participant’s completion of three (3) full years of service on _________ as ________ ("Vesting Period") commencing on _______. The Restricted Stock Units awarded to the Participant shall be forfeited to the Company if the Participant resigns as __________during his or her term and prior to the end of the Vesting Period.

6.
Payment. On the date any Restricted Stock Units granted pursuant to the Agreement vest, the Company shall transfer a number of shares of Stock to the Participant (or such other person entitled to receive payment pursuant to this Agreement and the Plan) equal to the number of Restricted Stock Units that vest on such vesting date. The Participant shall not be required to make any additional payment of consideration upon settlement of a Restricted Stock Unit.

7.
Forfeiture. If the Participant’s employment with the Company, or an Affiliate thereof, is terminated, other than by reason of the Participant’s death or disability (within the meaning of Section 22(e)(3) of the Code) or upon a Change in Control, then any Restricted Stock Units that have not previously vested shall be forfeited by the Participant to the Company. The Participant shall thereafter have no right, title or interest whatever in such Restricted Stock Units. If the Participant ceases to be an employee by reason of disability (as defined in the Social Security eligibility provisions, 42 U.S.C. Section 421, and the regulations promulgated thereunder) or death prior to the vesting of any shares of Stock pursuant to Section 5 hereof, the Participant or the Participant’s estate shall become immediately vested, as of the date of such disability or death, in the shares of Stock. No transfer by will or by laws of descent and distribution of any shares of Stock which vest by reason of Participant’s death shall be effective to bind the Company, unless the Company shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Company may deem necessary to establish the validity of the transfer.

8.
Restrictions on Grant of the Restricted Stock Units and Issuance of Shares of Stock. The grant of the Restricted Stock Units and issuance of shares of Stock upon settlement of the Restricted Stock Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities, including requirements as amended after grant of the Restricted Stock Units. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Restricted Stock Unit shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

9.
Tax Withholding. At the time the Restricted Stock Units are granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from the Restricted Stock Units such number of shares of Stock, valued at their Fair Market Value on the date so used, as may be required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Restricted Stock Units or the issuance of shares of Stock in settlement thereof. The Company shall reduce the number of shares issued to the Participant on the Settlement Date by the number of shares required to cover the tax withholding as of such date, such shares to be valued at their Fair Market Value on the date the Restricted Stock Units become vested. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

10.
Restriction on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Stock Units to any other person or entity during the Vesting Period. Any disposition or purported disposition made in violation of this Section 10 shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

11.	Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of a Restricted Stock Unit.

12.
Employment. This Agreement shall not give the Participant any right to continued employment with the Company or any Affiliate, and the Company or any Affiliate employing the Participant may terminate such employment or otherwise treat the Participant without regard to the effect it may have upon the Participant or any Restricted Stock Units under this Agreement.

13.
Other Benefit and Compensation Programs. Neither the Restricted Stock Units nor the shares of Stock into which the Restricted Stock Units are settled shall be deemed a part of the Participant's regular, recurring compensation for purposes of the termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other Participant benefit plan, contract, or similar arrangement provided by the Company or any Affiliate unless expressly so provided by such other plan, contract, or arrangement, or unless the Committee determines that the Restricted Stock Units, or a portion thereof, should be included to accurately recognize that the Restricted Stock Unit grant has been made in lieu of a portion of competitive cash compensation, if such is the case.

14.
Rights as a Stockholder, Director, Participant or Consultant. The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this grant until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) or, if elected by the Company, the book entry representing such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued or such entry is made on the books, as applicable, except as determined in the discretion of the Committee.

15.
Legends. The Company may at any time place legends or notations on the respective book entries, as applicable, referencing any applicable federal, state or foreign securities law restrictions on all certificates or book entries representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if issued by the Company, representing shares acquired pursuant to this grant in the possession of the Participant in order to carry out the provisions of this Section 15.

16.
Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement or the Plan shall be binding and conclusive upon the Company, any Affiliate and the Participant. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

17.
Certificate Registration. Any certificate for the shares as to which the Restricted Stock Unites are settled, if issued by the Company, shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

18.
Controlling Provisions. The provisions of the Plan shall apply to the award made under this Agreement. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will control.

19.
Miscellaneous. This Agreement is entered into pursuant to the Plan and is subject to all of the terms and conditions contained in the Plan. A copy of the Plan is on file with the Company; and, by acceptance hereof, the Participant agrees and accepts this Agreement subject to the terms of the Plan. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by the Participant and the Company.

IN WITNESS WHEREOF, this Instrument has been executed as of this ___ day of ____, 201_.
MGP INGREDIENTS, INC.

By:_______________________